23

                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned parties hereby agree that the Amendment No. 3 of even date herewith to the Statement on
Schedule 13D dated September 15, 1989 (as previously amended) with respect to Bell National Corporation is filed on behalf of each of the undersigned parties, and that any further amendments thereto executed by any of the undersigned parties shall be filed on behalf of such of those parties who shall have executed the same.

Dated: December 18, 1998


/s/ Alexander M. Milley                        /s/ Robert C. Shaw
-------------------------------------          --------------------------------
    Alexander M. Milley, individually              Robert C. Shaw, individually



MILLEY MANAGEMENT INCORPORATED                 CADMUS CORPORATION


By: /s/ Alexander M. Milley                    By: /s/ Alexander M. Milley
-------------------------------------              ----------------------------
        Alexander M. Milley                            Alexander M. Milley
        President                                      President



WINCHESTER NATIONAL, INC.                      ELXSI CORPORATION


By: /s/ Alexander M. Milley                    By: /s/ Alexander M. Milley
-------------------------------------              ----------------------------
        Alexander M. Milley                            Alexander M. Milley
        President                                      President



LIBERTY ASSOCIATES LIMITED PARTNERSHIP


By: /s/ Alexander M. Milley
-------------------------------------
        Alexander M. Milley
        Sole General Partner